AURELIO APPOINTS STEPHEN R. STINE AS ITS CHIEF OPERATING OFFICER

LITTLETON, CO., May 16, 2007	Press Release #07-08

Aurelio Resource Corporation (AULO: OTCBB) is delighted to announce the appointment of Stephen R. Stine, P.E. as its Chief Operating Officer. Mr. Stine brings with him extensive expertise in feasibility studies, open pit/underground mining and development, metallurgical testing, design of mines and processing plants. He acquired corporate experience as President of Laguna Gold, President of New Millennium Mining, General Manager of North American Palladium and of FMC Gold, and earlier positions with Cyprus Minerals, U. S. Borax, Southern Peru Copper and Amax.

Mr. Stine’s world-wide experience in open pit/underground operations and development projects includes the USA, Canada, Mexico, Peru, Costa Rica, Burma and lately Slovakia. He helped found two new companies while VP of First Dynasty Mines and Chief Operating Officer of Alamos Gold. He is fluent in Spanish.

Mr. Stine was an independent member of the Board and will remain a Director, but as Chief Operation Officer he will now assume greater responsibilities for the company as Aurelio moves to achieve its goal of becoming a mid-tier producer of copper, zinc, gold and silver.

The Company’s common shares are traded on the OTC-BB exchange under the symbol “AULO” and on the Frankfurt exchange under F3RA.

On Behalf of the Board of Directors, and Fred Warnaars, President & CEO.

Contact:	Dr. Fred W. Warnaars	Diane Dudley
	President & CEO	Investor Relations
		Phone:	303.795.3030
			800.803.1371
			303.945.7273 (direct)

For additional information, please visit our website (www.AurelioResources.com) and/or send an email to DianeD@AurelioResources,com